                                                                    EXHIBIT 99.1


[ARIAD LOGO]


                                                                    NEWS RELEASE

--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE                   CONTACT: Jay R. LaMarche
                                                 ARIAD Pharmaceuticals, Inc.
                                                 Chief Financial Officer
                                                 (617) 494-0400

                                                 Eytan Apter
                                                 SmallCaps Online Group LLC
                                                 (212) 554-4158

        ARIAD ANNOUNCES ONE YEAR EXTENSION OF THE EXPIRATION DATE OF ITS
                         COMMON STOCK PURCHASE WARRANTS

Cambridge, MA, December 2, 1999 -- ARIAD Pharmaceuticals, Inc. (Nasdaq: ARIA) today announced that the exercise deadline for its Common Stock Purchase Warrants has been extended for a period of one year, from 5:00 p.m. New York City time on December 30, 1999 to 5:00 p.m. New York City time on December 30, 2000. The extension was effected by an amendment to the Warrant Agreement between ARIAD and the State Street Bank and Trust Company of Boston, Massachusetts, which acts as Warrant Agent for ARIAD's Common Stock Purchase Warrants.

All other terms of the Warrants remain unchanged. The Warrants are exercisable at $8.40 per share and are traded on the Nasdaq Market under the symbol: ARIAW.

ARIAD Pharmaceuticals (www.ariad.com) is engaged in the discovery and development of novel therapeutics based on signal transduction technology. ARIAD is developing small-molecule drugs to block intracellular signaling pathways that play a critical role in major diseases, including osteoporosis and various immune-related disorders. ARIAD is also developing ARGENT(TM), a proprietary gene regulation technology for orally active protein therapy and cellular immunotherapy that utilizes small-molecule drugs to control intracellular signaling pathways in engineered cells.

Some of the matters discussed in this news release are forward-looking statements that involve risks and uncertainties, including, but not limited to, risks and uncertainties regarding the success of the Company's operations, as well as risks and uncertainties relating to economic conditions, markets, products, competition, intellectual property, services and prices, key employees, future capital needs, dependence on our collaborators and other factors discussed under the heading "Cautionary Statement Regarding Forward-Looking Statements" in ARIAD's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 filed with the Securities Exchange Commission.



                                       ###